Exhibit 10.40

AMENDMENT NO. 3 TO LEASE

THIS AGREEMENT made this 11 day of November, 2005, by and between EWE WAREHOUSE INVESTMENTS V., LTD., as Lessor and MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, as Lessee located at 2841-2931 Old State Route 73, Wilmington, Ohio 45177.

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease dated May 13, 1993, as amended June 19, 2001, April 24, 2003, and

WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 102,400 square feet to extend the term, revise rent, add a Right to Terminate and add an Option to Renew.

NOW THEREFORE, the Lease is amended as follows.

1. Article 1. TERM. shall be revised as follows.

Effective December 1, 2005, the term of this Lease shall be extended for an additional four (4) years, for a total term of sixteen (16) years, two (2) months, commencing October 1, 1993 and ending November 30, 2009, both dates inclusive.

2. Lessee warrants that Lessee has accepted and is now in possession of the Leased Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in its present “as is” condition.

3. Article 3. RENT. shall be revised as follows.

For the one (1) year period commencing December 1, 2005 and ending November 30, 2006, the Lessee shall pay to the Lessor as Basic Annual Rent for the Leased Premises the sum of FOUR HUNDRED EIGHTY-SIX THOUSAND THREE HUNDRED NINETY-NINE AND 96/100 DOLLARS ($486,399.96) which shall be paid in equal monthly installments of FORTY THOUSAND FIVE HUNDRED THIRTY-THREE AND 33/100 DOLLARS ($40,533.33), due and payable on the first day of each month, in advance, without demand. Checks should be made payable to EWE Warehouse Investments V, Ltd. and sent c/o Easton & Associates, 10165 N.W. 19th Street, Miami, Florida 33172. Said rent shall be paid to the Lessor, or to the duly authorized agent of the Lessor, at its office during business hours. If the commencement date of this Lease is other than the first day of the month, any rental adjustment or additional rents hereinafter provided for shall be prorated accordingly. The Lessee will pay the rent as herein provided, without deduction whatsoever, and without any obligation of the Lessor to make demand for it. Any installment of rent accruing hereunder and any other sum payable hereunder, if not paid when due, shall bear interest at the rate of eighteen percent (18%) per annum until paid. The Basic Annual Rent of $486,399.96 shall be adjusted annually based on any increases in the Consumer Price Index beginning one year after the commencement date of this Lease and at the end of each year thereafter, whether during the term of this Lease or any renewal or extension thereof. Increases in the Annual Rent shall be made in accordance with the following procedure:

a. The index to be used for this adjustment shall be the Consumer Price Index (NORTH CENTRAL REGION, All Urban Consumers, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

b. The Consumer Price Index of 2005 for the month of August shall be the “Base Period Consumer Price Index”. The Consumer Price Index for the month of August in each adjustment year shall be the “Adjustment Period Consumer Price Index”.

c. The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by the $486,399.96, and the result shall then be added to the $486,399.96. The resulting sum shall be the adjusted Annual Rent for such immediately succeeding leasehold period which shall be paid in equal monthly installments. Notwithstanding the Index, the annual percentage increase shall be capped at four percent (4%).

d. If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

4. The following RIGHT TO TERMINATE. shall be added.

Lessor shall grant Lessee a Right to Terminate this Lease anytime after the twenty-four months of the extended Lease Term (November 30, 2007) with prior written notice to Lessor no less than one hundred eighty (180) days in advance of intended termination provided Lessee is not in default of the Lease. Lessee shall pay to Lessor as a penalty for early termination the sum equivalent to $0.50 per square foot per year and prorated based on the number of days remaining on the Lease until the end of the four (4) year extension. The penalty amount shall be paid by Lessee to Lessor upon receipt of Lessee’s written notice to Lessor at which time Lessor shall invoice Lessee. Such invoice shall be paid immediately upon receipt by Lessee to Lessor.

5. OPTION TO RENEW shall be amended as follows.

Lessee is hereby granted an option to renew this Lease for an additional term of four (4) years on the same terms and conditions contained herein except for the rental and the length of the term, upon the conditions that:

a. written notice of the exercise of such option shall be given by Lessee to Lessor not less than one hundred eighty (180) days prior to the end of the term of this Lease (by May 31, 2009); and

b. at the time of the giving of such notice and at the expiration of the term of this Lease, there are no defaults in the covenants, agreements, terms and conditions on the part of Lessee to be kept and performed, and all rents are and have been fully paid. Provided also, that the rent to be paid during each year of the said renewal period shall be as determined in accordance with the following:

a. The index to be used for this adjustment shall be the Consumer Price Index (NORTH CENTRAL REGION, All Urban Consumers, All Items, 1982-1984 equaling a base of 100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

b. The Consumer Price Index of 2005 for the month of August shall be the “Base Period Consumer Price Index”. The Consumer Price Index for the month of August in each adjustment year shall be the “Adjustment Period Consumer Price Index”.

c. The Base Period Consumer Price Index shall be subtracted from the Adjustment Period Consumer Price Index; the difference shall be divided by the Base Period Consumer Price Index. This quotient shall then be multiplied by the $486,399.96, and the result shall then be added to the $486,399.96. The resulting sum shall be the adjusted Annual Rent for such immediately succeeding leasehold period which shall be paid in equal monthly installments.

d. If the said Consumer Price Index is, at any time during the term of this Lease, discontinued by the Government, then the most nearly comparable index shall be substituted for the purpose of the aforesaid calculations.

6. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 3rd day of November, 2005, as to Lessee and this 11 day of November, 2005, as to Lessor.

Signed and acknowledged	LESSOR:	EWE WAREHOUSE INVESTMENTS V, LTD.
in the presence of:		By:	Miller-Valentine Realty, Inc.
		Its:	Managing Agent

/s/ Barbara J. Gilmore	By:	/s/ Chuck McCosh
Chuck McCosh
Barbara J. Gilmore	Its:	President
Print Name

/s/ Michelle Atkinson

Michelle Atkinson
Print Name

	LESSEE:	MERRIMACK SERVICES CORPORATION
DBA PC CONNECTION SERVICES

/s/ Maureen R. Cram	By:	/s/ Robert A. Pratt
Maureen R. Cram	Title:	Robert Pratt Director of Facilities
Print Name

/s/ Eric Burbank

Eric Burbank
Print Name

[NOTARY ON NEXT PAGE…]

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 11 day of November, 2005, by Chuck McCosh, President of Miller-Valentine Realty, Inc., managing agent for EWE INVESTMENTS V, LTD.

/s/ Rita A. Hughes
Notary Public

STATE OF NH, COUNTY OF Hillsborough, SS:

The foregoing instrument was acknowledged before me this 3rd day of November, 2005, by Robert A. Pratt, the Director of Facilities of MERRIMACK SERVICES CORPORATION DBA PC CONNECTION SERVICES, a corporation on behalf of said corporation.

/s/ Jennifer A. Losik
NOTARY PUBLIC